UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          January 25, 2018

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:       (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2018, the Board of Directors (the “Board”) of Hennessy Advisors, Inc. (the “Company”) announced the executive officer changes described below, which will be effective on January 26, 2018.

Neil J. Hennessy

Neil J. Hennessy, the Company’s current Chairman of the Board, Chief Executive Officer, and President, will step down as President but continue serving as the Company’s Chairman of the Board and Chief Executive Officer with general oversight and control of the Company’s business strategy, strategic affairs, and corporate policy.  Mr. Hennessy will also continue to serve as Chairman of the Board, President, Chief Investment Officer, and Portfolio Manager for the mutual funds managed by the Company.

In connection with this transition, the Company entered into an Amendment to Third Amended and Restated Employment Agreement with Mr. Hennessy, dated as of January 26, 2018, which amends the Third Amended and Restated Employment Agreement between the Company and Mr. Hennessy, dated as of October 10, 2016.  The amendment (1) reduces the quarterly incentive‑based bonus payable to Mr. Hennessy for each fiscal quarter from 10% to 6.5% of pre‑tax profits for such fiscal quarter, where pre‑tax profits are computed without regard to (a) bonuses payable to employees (including related payroll tax expenses) for the fiscal year, (b) depreciation expense, (c) amortization expense, (d) compensation expense related to restricted stock units (or other stock-based compensation expense), and (e) asset impairment charges (“adjusted pre‑tax profit”), and (2) reduces from 10% to 6.5% the percentage amount used in the calculation to reduce the reserve account if the Company has an adjusted pre-tax loss (computed in the same manner as adjusted pre-tax profit) during any subsequent quarter in the same fiscal year.

The Amendment to Third Amended and Restated Employment Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the Third Amended and Restated Employment Agreement is incorporated by reference herein from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2016.

Teresa M. Nilsen

Teresa M. Nilsen, the Company’s current Executive Vice President, Chief Financial Officer, Chief Operating Officer, and Secretary, will step down as Chief Financial Officer and transition to serving as the Company’s President.  As President, Ms. Nilsen will be responsible for the supervision, direction, management, and control of the Company’s operations and will be the Company’s principal executive officer for SEC reporting purposes.  Ms. Nilsen will also continue serving as the Company’s Chief Operating Officer and Secretary, as well as a director, and as the Executive Vice President and Treasurer for the mutual funds managed by the Company.

 Ms. Nilsen, age 51, has served as an Executive Vice President, Chief Financial Officer, Secretary, and director of the Company since 1989 and also as its Chief Operating Officer since October 2010.  In addition, Ms. Nilsen has served as the Executive Vice President and Treasurer of our mutual funds since January 1996.

In connection with her appointment as President, the Company entered into an Employment Agreement with Ms. Nilsen, dated as of January 26, 2018.  Under the terms of the Employment Agreement, Ms. Nilsen is entitled to (1) an annual base salary of $325,000, which amount may be increased in the Board’s sole discretion at the start of each calendar year, (2) a quarterly incentive‑based bonus in the amount of 3.5% of the Company’s adjusted pre‑tax profit for each fiscal quarter, and (3) participate in our benefit plans.  With respect to any fiscal quarter in which the quarterly bonus described above is earned, Ms. Nilsen will receive half within 75 days following the end of the fiscal quarter and the remainder will be held in a reserve account.  If the Company has an adjusted pre-tax loss (computed in the same manner as adjusted pre-tax profit) during any subsequent quarter in the same fiscal year, the reserve account will be reduced by an amount equal to such adjusted pre‑tax loss multiplied by the same 3.5% amount used to determine her quarterly bonus.  If there is a positive balance in the reserve account at the end of the fiscal year, that positive amount will be paid to Ms. Nilsen within 75 days following the end of such fiscal year.  If there is a negative balance in the reserve account at the end of the fiscal year, the negative reserve will be cancelled and will not be carried forward into the next fiscal year.

In the event that (A) Ms. Nilsen’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or (B) Ms. Nilsen terminates her employment with “good reason” (as defined in the Employment Agreement), she is entitled to receive severance payable in 24 equal monthly installments (except to the extent payment is required to be delayed pursuant to Section 409A of the Code) equal to the sum of (i) (A) one year’s full base salary plus an average annual bonus for the three most recent fiscal years prior to the termination of employment multiplied by (B) two and (ii) a pro‑rated quarterly bonus for the quarter in which Ms. Nilsen’s employment terminates.  In addition, under the foregoing circumstances, Ms. Nilsen will also receive payment of any previously earned and deferred quarterly bonus following the end of the fiscal year in which her employment terminates.  In the event Ms. Nilsen is terminated without cause or resigns with good reason in connection with a change of control, the Employment Agreement provides that her severance payment will be reduced by the amount of any cash portion of the benefits paid to Ms. Nilsen upon such change of control pursuant to the bonus agreement described below or any amendment, restatement, or replacement thereof.  In the event Ms. Nilsen is terminated for cause or terminates her employment without good reason, no severance will be payable.

In connection with her appointment as President, the Company also entered into a Second Amended and Restated Bonus Agreement with Ms. Nilsen, dated as of January 26, 2018.  The sole change made in the bonus agreement was to increase the minimum amount of the cash portion of the benefits payable to Ms. Nilsen upon a change of control from $750,000 to $1,000,000.

There are no related party transactions that would be reportable pursuant to Item 404(a) of Regulation S-K in which Ms. Nilsen was or is a participant.

The Employment Agreement and Second Amended and Restated Bonus Agreement are attached as Exhibit 99.2 and Exhibit 99.3 hereto, respectively, and are incorporated herein by reference.

Kathryn R. Fahy

Kathryn R. Fahy, the Company’s current Director of Finance and Controller, will step down from those roles and transition to serving as the Company’s Chief Financial Officer and as a Senior Vice President.  Ms. Fahy will also continue serving as the Vice President, Assistant Secretary, and Assistant Treasurer for the mutual funds managed by the Company.  Ms. Fahy will be the Company’s principal financial and accounting officer for SEC reporting purposes.  Ms. Fahy, age 38, has been employed by the Company since 2006.

In connection with her appointment as Chief Financial Officer, Ms. Fahy’s annual salary was increased to $225,000.  Ms. Fahy otherwise receives benefits on the same terms available to all other employees, including eligibility for awards of restricted stock units.

Ms. Fahy’s husband, Joe Fahy, is employed by the Company and serves as a Vice President and Senior Compliance Officer of our mutual funds.  He earned a total of $120,603 from the Company in fiscal year 2017, consisting of a cash bonus and a grant of restricted stock units at a grant date stock price of $15.15 per share.  The restricted stock units vest at a rate of 25% per year over four years.  In addition, he received other benefits on the same terms available to all other employees, including eligibility for awards of restricted stock units.  Mr. Fahy’s salary and certain benefits are paid by our mutual funds, as disclosed in the Statement of Additional Information of Hennessy Funds Trust, dated February 28, 2017.  Other than as described above, there are no related party transactions that would be reportable pursuant to Item 404(a) of Regulation S-K in which Ms. Fahy was or is a participant.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of January 25, 2018, the Board adopted the Fifth Amended and Restated Bylaws of the Company (the “Bylaws”).  The amendments were made to (1) add a description of the Chief Executive Officer position, (2) reflect the allocation of responsibilities and duties between the Chief Executive Officer and the President, and (3) make other minor clerical edits.

The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

The information included in Item 5.02 above is incorporated herein by reference.

Item 8.01.	Other Events

Effective as of January 26, 2018, Brian Carlson will replace Daniel Steadman as the Company’s Chief Compliance Officer.  Mr. Carlson will also continue in his role as the Company’s Head of Distribution, which he has held since 2013.  Mr. Steadman will continue in his role as an Executive Vice President of the Company.

Item 9.01.                          Financial Statements and Exhibits

Exhibits 99.1 through 99.3 listed in the exhibit index below are filed under Item 5.02 of this Current Report on Form 8-K, and Exhibit 3.1 listed in the exhibit index below is filed under Item 5.03 of this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit	Description

3.1	Fifth Amended and Restated Bylaws of Hennessy Advisors, Inc.

99.1	Amendment to Third Amended and Restated Employment Agreement, dated as of January 26, 2018, between Hennessy Advisors, Inc. and Neil J. Hennessy.

99.2	Employment Agreement, dated as of January 26, 2018, between Hennessy Advisors, Inc. and Teresa M. Nilsen.

99.3	Second Amended and Restated Bonus Agreement, dated as of January 26, 2018, between Hennessy Advisors, Inc. and Teresa M. Nilsen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

January 25, 2018                                                                                          By:                  /s/ Daniel B. Steadman
Daniel B. Steadman
 Executive Vice President